Exhibit 99.1

GM Reports First Quarter Financial Results

First quarter reported net loss of $6.0 billion

Results reflect continuation of global economic downturn and lower industry-wide sales volume

Losses partially offset by strong structural cost reduction due to aggressive restructuring efforts

	First Quarter
	2009	2008	O/(U) 2008
Revenue (bils.):	$22.4	$42.4	$(20.0)
Reported automotive EBIT (bils.):	$(5.2)	$0.5	$(5.7)
Adjusted automotive EBIT (bils.):	$(3.9)	$0.8	$(4.7)
Reported net income (bils.):	$(6.0)	$(3.3)	$(2.7)
Adjusted net income (bils.):	$(5.9)	$(0.4)	$(5.5)
Reported earnings per share (dollars):	$(9.78)	$(5.80)	$(3.98)
Adjusted operating cash flow (bils.):	$(10.2)	$(3.1)	$(7.1)

DETROIT – General Motors (NYSE: GM) today announced its financial results for the first quarter of 2009, which predominantly reflect the effects of continued global economic pressures and low auto industry volumes worldwide. Industry sales volume was down 21 percent globally in the first quarter versus the year-ago period, leading to significantly reduced volume and revenue for GM.

“Our first quarter results underscore the importance of executing GM’s revised Viability Plan, which goes further and faster to lower our break-even point,” said Fritz Henderson, president and chief executive officer. “Our Plan is designed to fix the fundamentals of our business by restructuring and deleveraging our balance sheet, enhancing our revenue capability and dramatically reducing costs. It’s focused on taking care of customers every single day, winning with four core brands, and investing in new products and technology, while at the same time accelerating actions to lower our cost structure to return GM to profitability quickly.”

GM posted a reported net loss of $6.0 billion, including special items, or $9.78 per share in the first quarter of 2009. This compares with a reported net loss of $3.3 billion, or $5.80 per share, in the year-ago quarter. Excluding special items, the company reported an adjusted net loss of $5.9 billion, or $9.66 per share, in the first quarter of 2009 compared to an adjusted net loss of $381 million, or $0.67 per share, in the first quarter of 2008.

The reported results for the first quarter of 2009 include special items and charges netting to a loss of $73 million. The special items include GM’s $906 million gain on debt extinguishment and $385 million related to GM’s portion of GMAC Financial Services’ (GMAC) gain associated with the accounting on its debt extinguishment. These items were offset by charges of $116 million for restructuring, a charge of $822 million related to Saab filing for reorganization, and a charge of $291 million in GM North America (GMNA) related to asset impairments. Charges of $135 million were recorded for advances made under the Delphi Advance Agreement. A reserve was recorded to write-off the receivable as it is deemed uncollectable.

GM’s revenue for the first quarter of 2009 was $22.4 billion, down 47 percent from $42.4 billion in the year-ago quarter. The drop in revenue was primarily due to GM’s production volume decline of 903,000 units, or approximately 40 percent, on a global basis year-over-year.

Beginning in the first quarter of 2009 and reflected in this release, GM will report its automotive operations and regional results on an earnings-before-interest-and-taxes (EBIT) basis, with interest expense and income tax reported in the corporate sector.

GM Automotive Operations

GM recorded an adjusted automotive EBIT loss of $3.9 billion ($5.2 billion reported EBIT loss) in the first quarter 2009. The loss compares with adjusted automotive EBIT income of $808 million in the first quarter of 2008 (reported EBIT income of $484 million).

GM’s automotive results in the first quarter of 2009 were driven by a revenue decline in all regions, due in part to a depressed global industry. In addition, GM’s results were impacted by unfavorable foreign currency exchange and mark-to-market commodity hedging versus the year-ago quarter. However, these losses were partially offset by a significant structural cost improvement of $3.1 billion when compared to the first quarter of 2008.

Demonstrating its commitment to product and technology excellence, GM launched several new vehicles in the first quarter, including the fuel-efficient Chevrolet Cruze in China. In North America, GM began production of the reinvented Chevrolet Camaro, which offers 29 miles-per-gallon fuel economy on the highway. The company also launched the Chevrolet Captiva Sport with its new 2.4L engine in Brazil, and introduced the Cadillac CTS-V to the Middle East. The 2009 European Car of the Year, the Opel/Vauxhall Insignia, continued to ramp-up production and in its first full quarter of sales, and surpassed all competitors in the mid-size sedan segment in Europe.

GMNA

	First Quarter
	2009	2008	‘09 O/(U) ‘08
Revenue (bils.)	$12.3	$24.5	$(12.2)
Reported EBIT (bils.)	$(3.2)	$(.4)	$(2.8)
Adjusted EBIT (bils.)	$(2.8)	$(.2)	$(2.6)
GMNA Market Share	17.9%	21.7%	(3.8	) p.p.

GMNA revenue for the first quarter 2009 was $12.3 billion, down 50 percent compared to $24.5 billion in the year-ago period, mainly attributable to the impact of the U.S. recession on consumer spending. Earnings were affected by substantially lower production volume, down 58 percent year-over-year, due to the depressed industry, lower market share and adjustments to U.S. dealer inventory. GMNA managed its business in-line with lower industry demand by reducing U.S. dealer inventories by 105,000 units within the first quarter of 2009, from 872,000 units down to 767,000 units. GMNA’s losses were partially offset by a reduction in the accrual for residual support programs for leased vehicles, primarily due to the improvement in residual values. In addition, GMNA significantly reduced engineering and manufacturing cost in the first quarter.

2

GME

	First Quarter
	2009	2008	‘09 O/(U) ‘08
Revenue (bils.)	$5.3	$9.9	$(4.6)
Reported EBIT (bils.)	$(2.0)	$0.1	$(2.1)
Adjusted EBIT (bils.)	$(1.2)	$0.2	$(1.4)
GME Market Share	8.9%	9.6%	(0.7	) p.p

GM Europe (GME) sales volume was up in Germany, as were industry sales, which were aided by aggressive government stimulus for the automotive sector. However, due to sales declines in other countries, GME experienced a 46 percent decline in production volume versus the year-ago quarter, which largely impacted regional earnings. In addition, GME experienced unfavorable foreign currency exchange, driven mainly by the weakening of the British Pound, and unfavorable mark-to-market commodity hedging. Results were partially offset by favorable mix and pricing, due in part to the success of the Opel/Vauxhall Insignia, and improved structural cost performance across the region.

GMAP

	First Quarter
	2009	2008	‘09 O/(U) ‘08
Revenue (bils.)	$2.4	$5.3	$(2.9)
Reported EBIT (mils.)	$(21)	$310	$(331)
Adjusted EBIT (mils.)	$(21)	$310	$(331)
GMAP Market Share	8.0%	6.9%	1.1 p.p.

GM sales in China were up 17 percent, driven by strong SAIC-GM-Wuling performance and aggressive government stimulus. This helped fuel overall regional sales and market share increases. However, sales decreased in most countries across the region excluding China, driving down production volumes, which impacted GMAP revenue. In addition, GM Daewoo revenue dropped as export volumes declined significantly across its major export markets.

GMLAAM

	First Quarter
	2009	2008	‘09 O/(U) ‘08
Revenue (bils.)	$3.4	$4.8	$(1.4)
Reported EBIT (mils.)	$16	$500	$(484)
Adjusted EBIT (mils.)	$42	$500	$(458)
GMLAAM Market Share	16.9%	17.6%	(0.7	) p.p.

GM Latin America, Africa and Middle East (GMLAAM) experienced sales increases in Ecuador and Peru in the first quarter, where it set new sales records. At the same time, GMLAAM saw market share increases in Colombia, Ecuador, Chile, Peru, Venezuela, Egypt, Kenya and North Africa. However, consistent with the industry’s downward trend in the region, GMLAAM production volume dropped 24 percent versus the year-ago quarter, which impacted revenue. The region also experienced unfavorable foreign currency exchange primarily related to the depreciation of the Brazilian Real. In addition, special charges related to restructuring were incurred in several countries.

3

GMAC

On a standalone basis, GMAC reported a net loss of $675 million for the first quarter 2009, down $86 million from the year-ago quarter. GM realized a reported loss of $500 million for the quarter as a result of its equity interest in GMAC. Excluding the impact of the $385 million gain related to GM’s portion of GMAC’s gain associated with the accounting on its debt extinguishment, GM realized an adjusted net loss of $885 million.

GMAC’s results were primarily attributable to continued pressure in mortgage operations, weaker credit performance on both auto and mortgage assets, mark-to-market adjustments, and an original issue discount related to its fourth quarter debt exchange. The losses were partially offset by profitable performance in its insurance business and gains on debt extinguishment transactions.

Cash and Liquidity

Cash and marketable securities totaled $11.6 billion on March 31, 2009, down from $14.2 billion on December 31, 2008.

The change in liquidity reflects negative adjusted operating cash flow of $10.2 billion in the first quarter of 2009, which was partially offset by U.S. TARP funding. Further detail on GM’s current liquidity position and outlook will be disclosed in a Form 10-Q filing with the Securities and Exchange in the coming days.

Reinventing GM

On April 27, 2009, GM announced its revised Viability Plan, which is expected to result in sustainable cash flow and profitability, as well as a stronger balance sheet. The Plan includes faster and deeper acceleration of operational actions, encompassing further rationalization of its U.S. brands and nameplates, dealer consolidation, manufacturing capacity, and hourly employee and labor-cost reductions. GM also expects to implement additional salaried employee and executive reductions. These actions are designed to enable the company to dramatically reduce its U.S. breakeven volume, enabling GM to be profitable at below-trend industry sales volumes.

In addition, GM announced a number of initiatives to restructure and deleverage its balance sheet as an important part of the revised Viability Plan, including an exchange offer to its bondholders aimed at reducing its unsecured debt by at least $24 billion, conditioned upon exchanging at least half of its VEBA obligations (about $10 billion) to GM common stock and the conversion of at least half of GM’s U.S. government debt to GM common stock. GM has not reached agreement with the UAW on the VEBA trust or with the U.S. Treasury on these conditions yet.

“This is a defining moment in the history of General Motors, and we are committed to our Plan, which we believe will lead to a stable and sustainable operating structure with a strong balance sheet,” said Henderson. “Our goal is to fix this business once and for all to position ourselves to win in the long-term. That will be achieved by putting the customer first in all we do, focusing on fewer, stronger brands and developing great products that lead in design, technology, quality and fuel efficiency.”

# # #

Contacts:

Reneé Rashid-Merem

313-665-3128 (office)

313-701-8560 (cell)

renee.rashid-merem@gm.com

Randy Arickx

313-667-0006 (office)

313-268-7070 (cell)

randy.c.arickx@gm.com

4

About GM

General Motors Corp. (NYSE: GM), one of the world’s largest automakers, was founded in 1908, and today manufactures cars and trucks in 34 countries. With its global headquarters in Detroit, GM employs 235,000 people in every major region of the world, and sells and services vehicles in some 140 countries. In 2008, GM sold 8.35 million cars and trucks globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Hummer, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM’s largest national market is the U.S., followed by China, Brazil, the United Kingdom, Canada, Russia and Germany. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Forward-Looking Statements

This document contains “forward-looking statements.” Such statements are based on the current expectations and assumptions of GM management, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those now anticipated—both in connection with the proposed exchange offers and consent solicitations, and GM’s business and financial prospects — including (without limitation) those set forth in the Prospectus Documents filed with the SEC as part of GM’s Registration Statement on Form S-4 (as amended and supplemented). To better understand these risks and uncertainties, holders of notes and other readers are encouraged to read carefully the Prospectus Documents (as amended or supplemented), GM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which was filed March 5, 2009, and other SEC filings, all of which can be accessed free of charge at the websites of the SEC (www.sec.gov) and GM (at http://www.gm.com/corporate/investor_information).

5

Exhibit 1

General Motors Corporation and Subsidiaries

Use of Non-GAAP Financial Measures

This press release, the accompanying tables and the charts for securities analysts include the following financial measures, which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP): (1) adjusted net income; (2) adjusted earnings before interest and income tax; and (3) managerial cash flow. Each of these financial measures is therefore considered a non-GAAP financial measure. This press release and the charts for securities analysts also contain a reconciliation of each non-GAAP financial measure to its most comparable GAAP financial measure. Certain prior period amounts have been reclassified in the consolidated statements of operations and related summaries to conform to the current period presentation, primarily due to the adoption of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” which amends ARB No. 51, “Consolidated Financial Statements,” and FSP No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement),” which have retrospective application.

In the three months ended March 31, 2009, GM’s financial statements no longer present FIO operations as a separate segment, which resulted in the following changes to the condensed consolidated financial statements: (1) Financial services and insurance revenue were reclassified to Other Revenue; (2) Financial services and insurance expense was reclassified to Other expenses; and (3) separate FIO balance sheet line items are no longer presented. Certain reclassifications were made to the comparable 2008 financial statements to conform to the current period presentation.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that GM management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. In addition, GM has historically reported similar non-GAAP financial measures and believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past earnings releases. GM management believes these measures allow it to readily view operating trends, perform analytical comparisons, benchmark performance among geographic regions and assess whether GM’s plan to return to profitability is on target. Also, GM management uses adjusted net income and adjusted earnings before interest and income taxes for forecasting purposes and in determining future capital investment allocations. Accordingly, GM believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.

While GM believes that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in the method of calculation between companies. Costs such as the special attrition programs and restructuring charges that are excluded from GM’s non-GAAP financial measures can have a material effect on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations, or other measures of performance or liquidity prepared in accordance with GAAP. GM compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

General Motors Corporation and Subsidiaries

Use of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Earnings Before Interest and Income Taxes

Adjusted net income excludes charges for certain tax related items, gains and losses on the sale of business units and business interests, charges associated with accounting changes, restructuring, plant closure and impairment charges, charges associated with Delphi Corporation (Delphi), special attrition program charges, and other gains and losses which management excludes when assessing the internal performance of the organization.

Adjusted earnings before interest and income taxes begins with adjusted net income and is adjusted to remove any remaining interest and income tax expense or benefit.

Managerial Cash Flow

GM reports non-GAAP managerial operating cash flow in its earnings releases and charts for securities analysts. Management believes that providing managerial operating cash flow furnishes it and investors with useful information by representing the cash flow generated or consumed by its operations, including cash consumed by capital expenditures and equity investments in companies related to GM’s core business and cash generated by sales of operating assets and equity investments in companies related to GM’s core business, before funding non-operating-related obligations including debt maturities, dividends and other non-operating items. Management uses this non-GAAP financial measure to assess its cash flow when evaluating the performance of GM, its business units and its management teams and when making decisions to allocate resources among GM’s business units.

General Motors Corporation and Subsidiaries

List of Special Items

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2009
	Earnings	EPS
REPORTED
Net loss attributable to GM Common Stockholders - basic and diluted *	$(5,975)	$(9.78)

ADJUSTMENTS
Pre-Tax Adjustments:
Gain on extinguishment of debt (a)	$(906)
Saab related (b)	822
GMAC related (c)	(385)
Impairments (d)	291
Restructuring/Special attrition program (e)	116
Delphi (f)	135

Total Adjustments	$73	0.12

ADJUSTED
Adjusted loss attributable to GM Common Stockholders - basic and diluted *	$(5,902)	$(9.66)

*	See average shares outstanding on page 7.
(a)	On March 4, 2009 GM entered into an agreement to amend a $1.5 billion U.S. term loan, which expires November 2013. Because the terms of the amended U.S. term loan were substantially different than the original terms, primarily due to the revised borrowing rate, the amendment was accounted for as a debt extinguishment. As a result, GM recorded the amended U.S. term loan at fair value and recorded a gain of $906 million for the extinguishment of the original loan facility.
(b)	On February 20, 2009, Saab Automobile AB (Saab) filed for reorganization under a self-managed Swedish court process, which is similar to U.S. Chapter 11 bankruptcy protection. The reorganization filing resulted in the loss of control necessary for consolidation and therefore GM deconsolidated Saab on February 20, 2009. Charges of $822 million were recorded related to GM’s net investment in, and advances to, Saab and other commitments and obligations, including a commitment to provide up to $150 million of debtor-in-possession financing.
(c)	Income of $385 million representing our proportionate share of GMAC’s debt extinguishment.
(d)	Charges of $291 million were recorded for impairments as follows: GMNA recorded $263 million charges related to long-lived asset impairments and $28 million related to GM’s equity investment in CAMI Automotive Inc.

General Motors Corporation and Subsidiaries

List of Special Items

(Dollars in millions, except per share amounts)

(Unaudited)

(e)	Net charges of $116 million were recorded for various restructuring initiatives and the 2009 special attrition program. Charges and gains recorded by region are as follows:

GMNA: Charges of $315 million were recorded for the 2009 Special Attrition Program. At March 31, 2009, 7,000 hourly employees participated in the program.

Gains of $411 million were recorded for adjustments to the closed plant reserve for the suspension of the Job Opportunity Bank and reductions to accrued wages and benefits due to 7,000 employees participating in the 2009 Special Attrition Program.

Charges of $169 million were recorded for separation programs affecting salaried employees and additional planned capacity actions affecting hourly employees in the United States and Canada.

GME: Charges of $17 million were recorded for separation programs, primarily in Germany.

GMLAAM: Charges of $26 million were recorded for voluntary and involuntary separation programs affecting salaried and hourly employees, primarily in South America and South Africa.

(f)	Charges of $135 million were recorded for advances made under the Delphi Advance Agreement. A reserve was recorded to write-off the advance as it was deemed uncollectable. No advances were outstanding at December 31, 2008.

General Motors Corporation and Subsidiaries

List of Special Items

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2008
	Earnings	EPS
REPORTED
Net loss attributable to GM Common Stockholders - basic and diluted *	$(3,282)	$(5.80)

ADJUSTMENTS
Pre-Tax Adjustments:
Impairment charges related to investment in GMAC LLC (a)	$1,452
Delphi (b)	731
Restructuring/Special attrition program (c)	324

	2,507

Tax Related Adjustments:
Valuation allowances on deferred tax assets (d)	394

Total Adjustments	$2,901	$5.13

ADJUSTED
Adjusted loss attributable to GM Common Stockholders - basic and diluted *	$(381)	$(0.67)

*	See average shares outstanding on page 7.
(a)	Charges to record impairments of GM’s investments in Common and Preferred Membership Interests of GMAC LLC. During the period, GM determined that these investments were impaired and that such impairment was not temporary in nature. Due to the uncertainty regarding the timing of a recovery, if any, in valuation, GM reduced the carrying value of these investments to estimated fair value.
(b)	Charge primarily related to updated estimates reflecting the uncertainty around the nature, value and timing of GM’s recoveries upon Delphi’s emergence from bankruptcy.
(c)	Relates to various restructuring initiatives and the 2008 Special Attrition Program. Charges recorded by region are as follows:

GMNA: Charges of $201 million for retirement pension and benefit incentives, pre-retirement incentives and cash buyouts related to the 2008 Special Attrition Program.

GME: Charges of $123 million were recognized for separation programs primarily in Belgium, Germany and Sweden.

(d)	Charges of $394 million for valuation allowances on GM’s net deferred tax assets in Spain and the United Kingdom.

General Motors Corporation and Subsidiaries

Summary Corporate Financial Results

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
REPORTED
Total net sales and revenue	$22,431	$42,383
Net loss attributable to GM Common Stockholders	$(5,975)	$(3,282)
Net margin (a)	(26.6)%	(7.7)%
Loss per share, basic and diluted, attributable to GM Common Stockholders	$(9.78)	$(5.80)

ADJUSTED
Total net sales and revenue	$22,431	$42,383
Net loss attributable to GM Common Stockholders	$(5,902)	$(381)
Net margin (a)	(26.3)%	(0.9)%
Loss per share, basic and diluted, attributable to GM Common Stockholders	$(9.66)	$(0.67)

See reconciliation of adjusted financial results on pages 8 – 11.

(a)	Calculated as Net loss attributable to GM Common Stockholders / Total net sales and revenue.

General Motors Corporation and Subsidiaries

Summary Corporate Financial Results

(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(Millions)
Weighted average common shares outstanding:
Reported (GAAP) and Adjusted (Non-GAAP):
Basic and diluted shares	611	566

Cash dividends per share of common stock	$—	$0.25

	(Billions)
Cash & marketable securities and readily-available assets in VEBA at March 31:
Cash & marketable securities	$11.6	$23.6
Readily–available assets in VEBA	—	0.7

Available Liquidity	$11.6	$24.3

	(Millions)
Depreciation and amortization:
Depreciation	$1,482	$1,437
Amortization of special tools	1,036	772
Amortization of intangible assets	22	20

Total	$2,540	$2,229

General Motors Corporation and Subsidiaries

Summary Corporate Financial Results

(Dollars in millions)

(Unaudited)

Three Months Ended March 31,

2009 and 2008

	Reported		Special Items		Adjusted
	2009	2008	2009	2008	2009	2008
Net sales and revenue:
GMNA	$12,319	$24,543	$—	$—	$12,319	$24,543
GME	5,318	9,909	—	—	5,318	9,909
GMLAAM	3,446	4,763	—	—	3,446	4,763
GMAP	2,429	5,296	—	—	2,429	5,296
Auto Eliminations (a)	(1,259)	(2,567)	—	—	(1,259)	(2,567)

Total GMA	22,253	41,944	—	—	22,253	41,944
GMAC	—	—	—	—	—	—
Corporate and Other (a)	178	439	—	—	178	439

Total	$22,431	$42,383	$—	$—	$22,431	$42,383

(a)	Auto Eliminations and Corporate and Other include inter-company eliminations.

General Motors Corporation and Subsidiaries

Summary Corporate Financial Results

(Dollars in millions)

(Unaudited)

Three Months Ended March 31,

2009 and 2008

	Reported		Special Items		Adjusted
	2009	2008	2009	2008	2009	2008
Equity income (loss), net of tax:
GMNA	$(59)	$(20)	$28	$—	$(31)	$(20)
GME	(2)	13	—	—	(2)	13
GMLAAM	2	5	—	—	2	5
GMAP	107	134	—	—	107	134
Auto Eliminations (a)	—	—	—	—	—	—

Total GMA	48	132	28	—	76	132
GMAC	—	—	—	—	—	—
Corporate and Other (a)	—	—	—	—	—	—

Total	$48	$132	$28	$—	$76	$132

Net income attributable to noncontrolling interests:
GMNA	$(16)	$3	$—	$—	$(16)	$3
GME	(13)	(7)	—	—	(13)	(7)
GMLAAM	(4)	(6)	—	—	(4)	(6)
GMAP	(41)	(50)	—	—	(41)	(50)
Auto Eliminations (a)	—	—	—	—	—	—

Total GMA	(74)	(60)	—	—	(74)	(60)
GMAC	—	—	—	—	—	—
Corporate and Other (a)	(2)	(13)	—	—	(2)	(13)

Total	$(76)	$(73)	$—	$—	$(76)	$(73)

(a)	Auto Eliminations and Corporate and Other include inter-company eliminations.

General Motors Corporation and Subsidiaries

Summary Corporate Financial Results

(Dollars in millions)

(Unaudited)

Three Months Ended March 31,

2009 and 2008

	Reported		Special Items		Adjusted
	2009	2008	2009	2008	2009	2008
Earnings (loss) before interest and taxes (a):
GMNA	$(3,216)	$(449)	$452	$201	$(2,764)	$(248)
GME	(1,989)	118	751	123	(1,238)	241
GMLAAM	16	500	26	—	42	500
GMAP	(21)	310	—	—	(21)	310
Auto Eliminations (b)	54	5	—	—	54	5

Total GMA EBIT	(5,156)	484	1,229	324	(3,927)	808

GMAC	(500)	(1,612)	(385)	1,310	(885)	(302)
Corporate & Other (c)	(433)	(1,501)	(771)	873	(1,204)	(628)

Total EBT	(6,089)	(2,629)	73	2,507	(6,016)	(122)

Income tax expense (benefit):	(114)	653	—	(394)	(114)	259

Net loss attributable to GM Common Stockholders	$(5,975)	$(3,282)	$73	$2,901	$(5,902)	$(381)

(a)	Defined here as Operating income (loss) before interest and income taxes and after equity income and net income attributable to noncontrolling interests.
(b)	Auto Eliminations include inter-company eliminations.
(c)	Corporate and Other include inter-company eliminations, total interest income and total interest expense.

General Motors Corporation and Subsidiaries

Summary Corporate Financial Results

(Dollars in billions)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Adjusted Operating Cash Flow:
Total pre-tax earnings (loss) (a)	$(6.1)	$(2.6)
Depreciation, amortization and impairments	2.5	2.2
Capital expenditures	(1.6)	(1.9)
Change in receivables, payables and inventory	(1.9)	(2.2)
Pension and OPEB expense (net of payments)	(0.5)	(0.7)
Accrued expenses and other	(2.6)	2.1

Total Adjusted Operating Cash Flow	$(10.2)	$(3.1)

GAAP to Adjusted Operating Cash Flow:
Net cash used in operating activities (GAAP) (b)	$(9.4)	$(1.6)
Capital expenditures	(1.6)	(1.9)
Restructuring costs	0.5	0.3
Delphi restructuring costs	0.3	—
Other	—	0.1

Total Adjusted Operating Cash Flow	$(10.2)	$(3.1)

(a)	Defined here as Operating income (loss) before income taxes and after equity income and net income attributable to noncontrolling interests.
(b)	Operating cash flow from operations.

General Motors Corporation and Subsidiaries

Operating Statistics

(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(Units in thousands)
Worldwide Production Volume:
GMNA – Cars	116	360
GMNA – Trucks	255	525

Total GMNA	371	885
GME	267	493
GMLAAM	185	243
GMAP (b)	507	612

Total Worldwide (a)	1,330	2,233

Vehicle Unit Deliveries:
Chevrolet – Cars	93	181
Chevrolet – Trucks	154	299
Pontiac	41	72
GMC	54	104
Buick	21	38
Saturn	20	48
Cadillac	24	47
Other	6	17

Total United States	413	806
Canada, Mexico and Other	88	141

Total GMNA	501	947
GME	405	571
GMLAAM	274	324
GMAP (b)	436	411

Total Worldwide (a)	1,616	2,253

(a)	Total Worldwide may include rounding differences.
(b)	Under a contractual agreement with SGMW, GM also reports Wuling China vehicle sales in China as part of GM’s global market share. Wuling China vehicle first quarter Worldwide Production Volume included in GM’s global vehicle sales and market share data was of 237 thousand vehicles and 172 thousand vehicles in 2009 and 2008, respectively. Wuling China Vehicle Unit Sales in China were 231 thousand vehicles and 173 thousand vehicles in 2009 and 2008, respectively. Consistent with industry practice, vehicle sales information includes estimates of industry sales in certain countries where public reporting is not legally required or otherwise available on a consistent basis.

General Motors Corporation and Subsidiaries

Operating Statistics

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Market Share:
United States – Cars	15.3%	19.1%
United States – Trucks	21.4%	24.9%
Total United States	18.4%	22.1%
Total GMNA	17.9%	21.7%
Total GME	8.9%	9.6%
Total GMLAAM	16.9%	17.6%
Total GMAP (a)	8.0%	6.9%
Total Worldwide	11.2%	12.4%

U.S. Retail/Fleet Mix:
% Fleet Sales - Cars	19.9%	33.5%
% Fleet Sales - Trucks	15.2%	21.9%
Total Vehicles	17.1%	26.7%

GMNA Capacity Utilization (b)	36.6%	76.3%

(a)	Under a contractual agreement with SGMW, GM also reports Wuling China vehicle sales in China as part of GM’s global market share.
(b)	Two shift rated, annualized.

General Motors Corporation and Subsidiaries

Operating Statistics

(Unaudited)

	Three Months Ended March 31,
	2009	2008
GMAC’s share of GM retail sales (U.S. only)
Total consumer volume (retail and lease) as % of retail	19%	45%
SmartLease as % of retail	0%	19%

	(Thousands)
Worldwide Employment at March 31:
United States – Hourly	61	76
United States – Salaried	27	32

Total United States	88	108
Canada, Mexico and Other	24	28

GMNA	112	136
GME	55	58
GMLAAM	33	35
GMAP	33	35
Corporate and other	2	2

Total Worldwide	235	266

	(Billions)
Worldwide Payroll	$2.9	$4.3

General Motors Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Net sales and revenue
Automotive sales	$22,232	$41,944
Other revenue	199	439

Total net sales and revenue	22,431	42,383

Costs and expenses
Cost of sales	24,611	38,152
Selling, general and administrative expense	2,497	3,699
Other expenses	985	1,121

Total costs and expenses	28,093	42,972

Operating loss	(5,662)	(589)
Equity in loss of GMAC LLC	(500)	(1,612)
Interest expense	(1,230)	(805)
Interest income and other non-operating income, net	425	318
Gain on extinguishment of debt	906	—

Loss before income taxes and equity income	(6,061)	(2,688)
Income tax expense (benefit)	(114)	653
Equity income, net of tax	48	132

Net loss	(5,899)	(3,209)
Less: Net income attributable to noncontrolling interests	(76)	(73)

Net loss attributable to GM Common Stockholders	$(5,975)	$(3,282)

Loss per share, basic and diluted, attributable to GM Common Stockholders	$(9.78)	$(5.80)

Weighted average common shares outstanding, basic and diluted (millions)	611	566

Cash dividends per share	$—	$0.25

General Motors Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions)

(Unaudited)

	March 31, 2009	December 31, 2008	March 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$11,448	$14,053	$21,601
Marketable securities	132	141	2,043

Total cash and marketable securities	11,580	14,194	23,644
Accounts and notes receivable, net	7,567	7,918	10,471
Inventories	11,606	13,195	17,321
Equipment on operating leases, net	3,430	5,142	7,094
Other current assets and deferred income taxes	2,593	3,146	4,142

Total current assets	36,776	43,595	62,672
Non-Current Assets
Equity in net assets of nonconsolidated affiliates	2,447	2,146	7,322
Property, net	37,625	39,665	43,294
Goodwill and intangible assets, net	242	265	1,093
Deferred income taxes	89	98	915
Prepaid pension	106	109	20,593
Equipment on operating leases, net	375	442	3,035
Other assets	4,630	4,719	6,784

Total non-current assets	45,514	47,444	83,036

Total Assets	$82,290	$91,039	$145,708

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable (principally trade)	$18,253	$22,259	$29,817
Short-term debt and current portion of long-term debt	25,556	16,920	8,532
Accrued expenses	36,989	36,429	34,806

Total current liabilities	80,798	75,608	73,155
Non-Current Liabilities
Long-term debt	28,846	29,018	34,757
Postretirement benefits other than pensions	22,503	28,919	46,994
Pensions	24,476	25,178	11,624
Other liabilities and deferred income taxes	16,187	17,392	18,554

Total non-current liabilities	92,012	100,507	111,929

Total Liabilities	172,810	176,115	185,084
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, no par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—	—
Preference stock, $0.10 par value, authorized 100,000,000 shares, no shares issued and outstanding	—	—	—
Common stock, $1 2/3 par value (2,000,000,000 shares authorized, 800,937,541 and 610,505,273 shares issued and outstanding at March 31, 2009, respectively, 800,937,541 and 610,483,231 shares issued and outstanding at December 31, 2008, respectively, and 756,637,541 and 566,100,839 shares issued and outstanding at March 31, 2008, respectively)	1,018	1,017	944
Capital surplus (principally additional paid-in capital)	16,489	16,489	16,108
Accumulated deficit	(76,703)	(70,727)	(42,912)
Accumulated other comprehensive loss	(31,946)	(32,339)	(14,490)

Total GM stockholders’ deficit	(91,142)	(85,560)	(40,350)
Noncontrolling interests	622	484	974

Total stockholders’ deficit	(90,520)	(85,076)	(39,376)

Total Liabilities and Stockholders’ Deficit	$82,290	$91,039	$145,708